EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pertaining to the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan of our report dated February 8, 2008, with respect to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007 that was filed with the Securities and Exchange Commission on March 14, 2008.

/S/ DAVIDSON & CO.
Chartered Accountants

Vancouver, Canada

January 30, 2009